Exhibit 5.1

2000 FIRST TENNESSEE BUILDING 165 MADISON AVENUE MEMPHIS, TENNESSEE 38103 PHONE: 901.526.2000 FAX: 901.577.2303
www.bakerdonelson.com

July 17, 2019

Board of Directors

Citizens Holding Company

521 Main Street

Philadelphia, MS 39350

Re:	Registration Statement on Form S-4

Gentlemen:

We have acted as counsel to Citizens Holding Company, a Mississippi corporation (the “Company”) and The Citizens Bank of Philadelphia, a Mississippi banking corporation and a wholly-owned subsidiary of the Company (the “Bank”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 666,206 shares (the “Common Stock”) of the Company’s common stock, par value $0.20, proposed to be issued in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated May 21, 2019 (the “Merger Agreement”), by and among the Company, the Bank and Charter Bank (“Charter”), pursuant to which Charter will merge with and into the Bank, with the Bank continuing as the surviving entity (the “Merger”). Defined terms used herein but not otherwise defined have the meanings ascribed to them in the Merger Agreement.

As such counsel, and in connection with such review of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials and officers of the Company, and other instruments related to the authorization and proposed issuance of the Common Stock as we deemed relevant or necessary for the opinion expressed herein. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have also assumed the accuracy, completeness and authenticity of the certifications of officers and public officials, and statements of fact, on which we are relying, and have made no independent investigations thereof. We have further assumed that (i) the shareholders of Charter will have approved each of the proposals described in the Registration Statement, and (ii) the other conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied and the transactions contemplated by the Merger Agreement will have been consummated in accordance with the terms of the Merger Agreement. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

ALABAMA • FLORIDA • GEORGIA • LOUISIANA • MARYLAND • MISSISSIPPI • SOUTH CAROLINA • TENNESSEE • TEXAS • VIRGINIA • WASHINGTON, D.C.

Board of Directors

July 17, 2019

Based upon the foregoing, we are of the opinion that when the Registration Statement has been declared effective by the Commission and the Common Stock has been issued and delivered at the Effective Time in accordance with, and for the consideration stated in the Merger Agreement, the Common Stock will be validly issued, fully paid and nonassessable.

The opinions set forth herein are subject to the following qualifications and limitations:

1. The opinions set forth herein are limited to the federal laws of the United States and the laws of the State of Mississippi, and we do not express any opinion herein concerning any other law.

2. The opinions set forth herein are expressed as of the date hereof and we disclaim any undertaking to advise you of any changes which may subsequently be brought to our attention in the facts or the law upon which such opinions are based.

This opinion letter has been prepared solely for your use in connection with the Registration Statement. We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC, a professional corporation